                                                                   EXHIBIT 10.8C
                                  VINTAGE PARK

                             Foster City, California

                         RESEARCH AND DEVELOPMENT LEASE

                             BASIC LEASE INFORMATION



DATE:                      May 21, 1997                          LEASE REFERENCE

LANDLORD:                  WCB SIXTEEN LIMITED
                           PARTNERSHIP

TENANT:                    Penederm, Inc., a
                           California corporation

PREMISES AND BUILDING:     320 Lakeside Dr., Suite A             PARAGRAPH I
                           Foster City, CA  94404

SQUARE FEET:               Approximately 14,842 sq. ft.

TERM COMMENCEMENT:         May 1, 1998                           PARAGRAPH 2

TERM EXPIRATION:           April 30, 2003                        PARAGRAPH 2

BASE RENT:                                                       PARAGRAPH 3(a)

05/01/98 - 04/30/99        $29,684.00 per mo.        $2.00/Sq.Ft.
05/01/99 - 04/30/00        $30,426.10 per mo.        $2.05/Sq.Ft.
05/01/00 - 04/30/01        $31,168.20 per mo.        $2.10/Sq.Ft.
05/01/01 - 04/30/02        $31,910.30 per mo.        $2.15/Sq.Ft.
05/01/02 - 04/30/03        $32,652.40 per mo.        $2.20/Sq.Ft.

TENANT'S PERCENTAGE SHARE:   57.69%                              PARAGRAPH 4(a)

INITIAL ESTIMATED MONTHLY OPERATING
EXPENSES AND PROPERTY TAXES: Not available at this time          PARAGRAPH 4(c)

USE: Tenant shall use the Premises for laboratory research       PARAGRAPH 6
     and development, general office, storage and all other legally related uses.

SECURITY DEPOSIT:     $32,652.40                                 PARAGRAPH 15

TENANT'S ADDRESS FOR NOTICES:                                     PARAGRAPH 19
               Penederm, Inc.
               320 Lakeside Drive, Suite A
               Foster City, California 94404

LANDLORD'S ADDRESS FOR NOTICES:
               WCB Sixteen Limited Partnership                    PARAGRAPH 19
               c/o Northwest Asset Management Company, Inc.
               393 Vintage Park Drive, Suite 220
               Foster City, CA 94404

EXHIBIT(S) AND ADDENDUM:                                          PARAGRAPH 21
               Exhibit A: Diagram of Premises

TENANT IMPROVEMENT ALLOWANCE:       $50,000.00                    PARAGRAPH 2

DATE FOR DELIVERY OF INSTRUCTIONS

The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

TENANT                                     LANDLORD



Penederm, Inc.,                            WCB SIXTEEN LIMITED PARTNERSHIP,
a Delaware corporation                     a Delaware corporation

                                           By:   WCB SIXTEEN, INC.,
                                                 a Delaware corporation
                                                 General Partner

By:  /s/  William T. Gutshall              By:  /s/ Wallace G. Murfit
    -----------------------------              -------------------------
Its:  Vice President, Operations           Its: Vice President

                            RESEARCH AND DEVELOPMENT
                                    NET LEASE
                              ---------------------

THIS LEASE, dated May 21, 1997 for purposes of reference only, is made and entered into by and between WCB SIXTEEN LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and Penederm, Inc., a California corporation ("Tenant").

                                          WITNESSETH

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord for the term of this Lease and at the rental and upon the conditions set forth below, the premises described in the Basic Lease information and identified on the floor plan attached hereto as Exhibit A. Subject to any obligations of Landlord as set forth in an exhibit to this Lease relating to initial improvement of the premises. Tenant shall accept the premises in its "as-is" condition at the commencement of the term. The premises are located within the building (the "Building") commonly known as described in the Basic Lease Information.

2. TERM. The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall and on the dates respectively specified in the Basic Lease Information. If Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant at the commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, subject to any contrary provisions in any agreement with Landlord related to the initial improvement of the premises, rental shall be waived for the period between commencement of the term and the time when Landlord can deliver possession. No delay in delivery of possession shall operate to extend the term.

3.  RENT.

    (a) Tenant shall pay to Landlord as rental the amount specified in the Basic Lease Information as the Base Rent, payable in advance on the commencement of the term and on or before the first day of each and every successive calendar month during the term. If the term commences on other than the first day of a calendar month, the first payment of rent shall be appropriately prorated on the basis of a 30-day month.

    (b) Tenant shall pay, as additional rent, all amounts of money required to be paid to Landlord by Tenant hereunder in addition to monthly rent, whether or not the same be designated "additional rent." If such amounts are not paid at the time provided in this Lease, they shall nevertheless be a collectable as additional rent with the next installment of monthly rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

    (c) Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other amounts due hereunder after the expiration of any applicable grace period will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any trust deed covering the premises. Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord when due, Tenant shall pay to Landlord a late charge equal to 6% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

    (d) Any amount due to Landlord, if not paid when due, shall bear interest from the date due until paid at the rate of 10% per annum or, if a higher rate is legally permissible, at the highest rate legally permitted, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

    (c) All payments due from Tenant to Landlord hereunder shall be made to Landlord without deduction or offset in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate in writing to Tenant.

4.  TAXES AND OPERATING EXPENSES.

    (a) This Lease is a net lease and Base Rent and additional rent shall be paid to and received by Landlord net of all costs and expenses to Landlord other than taxes upon the income of Landlord from all sources. Tenant shall pay its percentage share, as specified in the Basic Lease Information, of all Property Taxes assessed in respect of the Building during the term, and its percentage share of all Operating Expenses paid or incurred by Landlord during the term. For the purposes hereof, "Property Taxes" shall mean all real property taxes and assessments or governmentally imposed fees or charges (and any tax or fee levied wholly or partly in lieu thereof) levied, assessed, confirmed, imposed, or which have become a lien against the Building (which for the purposes of defining "Property Taxes" shall include the land underlying the Building) or payable during the term. For the purposes hereof, "Operating Expenses" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and surrounding property and supporting facilities, including, without limitation: (1) all costs of operation, maintenance and repair of the Building, (2) the cost of all Insurance maintained by Landlord with respect to the Building, and (3) the share allocable to the Building of dues and assessments payable under any reciprocal easement or common area maintenance agreements or declarations or to any owners' associations affecting the Building. Landlord shall not collect in excess of one hundred percent (100%) of all of Landlord's Operating Expenses and Landlord shall not recover, through Operating Expenses, any item of costs more than once. Operating Expenses for each calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable area of the Building been occupied.

    (b) In the event the Building is not separately assessed for tax purposes, then the Property Taxes to be paid by Tenant shall be Tenant's percentage share of the product obtained by multiplying the total of the real property taxes and assessments levied against the tax parcel of which the Building is a part by a fraction the numerator of which is the rentable area of the Building and the denominator of which is total rentable area of all improvements located within the tax parcel of which the Building is a part.

    (c) Tenant shall pay to Landlord each month at the same time and in the same manner as monthly rent Tenant's percentage share of 1/12th of Landlord's estimate of Property Taxes and Operating Expenses for the then current calendar year, which for the calendar year for term commencement as set forth in the Basic Lease Information shall be the monthly amount specified therein. Within 90 days after the close of each calendar year, or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant a statement of actual Property Taxes and Operating Expenses for such calendar year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess to Tenant. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within 30 days after delivery of the statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and actual Property Taxes and Operating Expenses for the last year of the term shall survive the termination of the Lease.

5. OTHER TAXES. Tenant shall pay or reimburse Landlord for (i) any taxes upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the premises or leasehold improvements made in or to the premises at Tenants expense, (ii) any taxes, assessments, fees, or charges imposed by any public authority or private community maintenance association upon or by reason of the development possession, use or occupancy of the premises or the parking facilities used by Tenant in connection with the premises, and (iii) any gross receipts tax imposed with respect to the rental payable hereunder.

6. USE.

    (a) The premises shall be used and occupied by Tenant solely for the use set forth in the Basic Lease Information. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term regulating Tenant's activities or the use by Tenant of the premises. Tenant shall not use or permit the use of the premises in any manner that will tend to create waste or a nuisance, which shall tend unreasonably to disturb other tenants of the Building, or which shall violate the terms of any recorded restrictions affecting the Building, nor shall Tenant place or maintain any signs on or visible from the exterior of the premises without Landlord's written consent, or use any corridors, sidewalks, or other areas outside of the premises for storage or any purpose other than access to the premises. Notwithstanding any other provision of this Lease, Tenant shall not use, keep, or permit to be used or kept on the premises any foul or noxious gas or substance or any hazardous or toxic material, nor shall Tenant do or permit to be done anything in and about the premises, either in connection with activities hereunder expressly permitted or otherwise, which would cause a cancellation of any policy of insurance maintained by Landlord in connection with the premises or the Building or which would violate the terms of any covenants, conditions, or restrictions affecting the Building or the land on which it is located.

    (b) Tenant shall not cause, or allow anyone else to cause, any hazardous, toxic, or radioactive materials (collectively "Hazardous Materials") to be used, generated, stored, or disposed of on or about the premises or the Building without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental agency with respect to the use, generation, storage, or disposal of Hazardous Materials. As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq. and any other governmental statutes, laws, ordinances, rules, regulations, and precautions.

7.  UTILITIES.

    (a) Tenant shall pay for all water, sewer, gas, electricity, heat, cooling energy, telephone, refuse collection, and other utility-type services furnished to Tenant or the premises, together with all related installation or connection charges or deposits. Wherever it is practical to do so such services shall be separately metered or charged to Tenant by the provider thereof and paid for directly by Tenant. To the extent any of the foregoing services are provided by Landlord, Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with the provision of such services based on Landlord's reasonable estimate of the level of Tenant's use or consumption of such services. Landlord shall bill Tenant on a monthly or other periodic basis for such services and payment shall be made by Tenant within 10 days after submittal of Landlord's statement.

    (b) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting therefrom, and there shall not be any rent abatement, by reason of any interruption or curtailment whatsoever in utility services.

8.  MAINTENANCE, REPAIRS AND ALTERATIONS.

    (a) Subject to the provisions of paragraph 10 below, and except for damages caused by Tenant, its agents or invitees, Landlord shall keep in good condition and repair the foundations and exterior walls and roof of the Building and all common areas within the Building not leased to tenants. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the premises or the Building in good order, condition, and repair.

    (b) Tenant shall, at Tenant's expense, maintain the interior portion of the premises (including, but not limited to, all plumbing and electrical connections, outlets and lightbulbs) and any exterior glass or skylights in good condition and repair. If Tenant fails to do so Landlord may, but shall not be required to, enter the premises and put them in good condition, and Landlord's costs thereof shall automatically become due and payable as additional rent Tenant shall be responsible for the provision, at its own expense, of appropriate janitorial service for the premises. Tenant shall also cause to be maintained, at its expense and in good operating condition and repair, all heat, ventilating, and air conditioning equipment installed in the premises. If Landlord so elects, Tenant shall retain the services of Landlord or a maintenance company retained by it to perform maintenance of Tenant's heating, ventilating and air conditioning equipment and shall reimburse Landlord for the cost thereof upon demand. At the expiration of the term Tenant shall deliver up possession of the premises in good condition and repair, only ordinary wear and tear excepted.

    (c) Tenant shall not, without Landlord's prior consent, make any alterations, improvements, or additions in or about the premises. In requesting Landlord's consent, Tenant shall submit to Landlord complete drawings and specifications describing such work and the identity of the proposed contractor. As a condition to giving such consent, Landlord may, among other things, require that Tenant remove any such alterations, improvements or additions at the expiration of the term, and to restore the premises to their prior condition. Before commencing any work relating to alterations, additions, or improvements affecting the premises, Tenant shall notify Landlord of the expected date of commencement thereof and of the anticipated cost thereof, and shall furnish such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work. Landlord shall then have the right at any time and from time to time to post and maintain on the premises such notices as Landlord reasonably deems necessary to protect the premises and Landlord from mechanics' liens or any other liens. In any event, tenant shall pay when due all claims for labor or materials furnished to or for Tenant at or for use in the premises. Tenant shall not permit any mechanics' liens to be levied against the premises for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant or to Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the premises by or at the direction of Tenant. All alterations, improvements, or additions in or about the premises performed by or on behalf of Tenant shall be done in a first-class, workmanlike manner and in compliance with all applicable laws, ordinances, regulations, and orders of any governmental authority having jurisdiction therefor, as well as the requirements of insurers of the premises and the Building. Upon Landlord's request, Tenant shall remove any contractor, subcontractor, or material supplier from the premises and the Building if the work or presence of such person or entity results in labor disputes in or about the Building, or damage to the premises or Building. Unless Landlord requires their removal, as set forth above, all alterations, improvements, or additions which may be made on the premises shall become the property of Landlord and remain upon and be surrendered with the premises at the expiration of the term; provided, however, that Tenant's machinery, equipment, and trade mixtures, other than any which may be affixed to the premises so that they cannot be removed without material damage to the premises, shall remain the property of Tenant and may be removed by Tenant.

9.  INSURANCE AND INDEMNITY.

    (a) Tenant shall obtain and maintain during the term of this Lease general liability insurance on an occurrence basis with a combined single limit for personal injury and property damage in a form and with carriers acceptable to Landlord and an amount not less than $1,000,000, and employer's liability and workers' compensation insurance as required by law. Tenant's comprehensive general liability insurance policy shall be endorsed to provide that (i) it may not be canceled or altered in such a manner as adversely to affect the coverage afforded thereby without 30 days' prior written notice to Landlord, (ii) Landlord is named as additional insured,
           (iii) the insurer acknowledges acceptance of the mutual waiver of claims by Landlord and Tenant pursuant to subparagraph (b) below, and
           (iv) such insurance is primary with respect to Landlord and that any other insurance maintained by Landlord is excess and noncontributing with such insurance. If, in the opinion of landlord's insurance adviser, based on a substantial increase in recovered liability claims generally, the specified amounts of coverage are no longer adequate, such coverage shall be appropriately increased. Prior to the commencement of the term, Tenant shall deliver to Landlord a duplicate of such policy or a certificate thereof to Landlord for retention by it, with endorsements, and at least 30 days prior to the expiration of such policy or any renewal thereof, Tenant shall deliver to Landlord a replacement or renewal binder, followed by a duplicate policy or certificate within a reasonable time thereafter. If Tenant fails to obtain such insurance or to furnish Landlord any such duplicate policy or certificate as herein required, Landlord may, at its election, without notice to Tenant and without any obligation to do so, procure and maintain such coverage and Tenant shall reimburse Landlord on demand as additional rent for any premium so paid by Landlord.

    (b) Landlord hereby waives all claims against Tenant, and Tenant's officers, directors, partners, employees, agents and representatives for loss or damage to the extent that such loss or damage is insured against under any valid and collectable insurance policy insuring Landlord or would have been insured against but for any deductible amount under any such policy, and Tenant waives all claims against Landlord including Landlord's officers, directors, partners, employees, agents, and representatives for loss or damage to the extent such loss or damage is insured against under any valid and collectable insurance policy insuring Tenant or required to be maintained by Tenant under this Lease, or would have been insured against but for any deductible amount under any such policy.

    (c) As this Lease does not involve the public interest and insurance is available to Tenant which will protect it against such claims, damage, injury or death, Tenant hereby waives all claims against Landlord for damage to any property or injury to or death of any person in, upon or about the premises or the Building arising at any time and from any cause. Tenant shall hold Landlord harmless from and defend Landlord against all claims (except those arising from the solo negligence or willful misconduct of Landlord, its agents, employees or contractors) (i) for damage to any property or injury to or death of any person arising from the use of the premises by Tenant, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, or contractors in, upon or about those portions of the Building other than the premises, or (iii) any breach or default by Tenant under this Lease. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this paragraph 9 shall survive the termination of this Lease with respect to any damage, injury, or death occurring prior to such termination.

10. DAMAGE OR DESTRUCTION.

    (a) If during the term the premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the premises is materially interfered with, from a risk which is wholly covered by insurance the proceeds of which are made available to Landlord, Landlord shall proceed with reasonable diligence to repair the damage or destruction and this Lease shall not be terminated; provided, however, that if in the opinion of Landlord's architect the work of repair cannot be completed in 90 days Landlord may at its election terminate the Lease by notice given to Tenant.

    (b) If during the term the premises are totally or partially destroyed, or any other portion of the Building is damaged in such a way that Tenant's use of the premises is materially interfered with, from a risk which is not wholly covered by insurance, Landlord may at its election restore the premises or terminate this Lease.

    (c) In case of destruction or damage which materially interferes with Tenant's use of the premises, if this Lease is not terminated as above provided, rent shall be abated during the period required for the work of repair based upon the degree of interference with Tenant's use of the premises. Except for abatement of rent, Tenant shall have no claim against Landlord for any loss suffered by Tenant due to damage or destruction of the premises or any work of repair undertaken as herein provided. The provisions of this paragraph 10 shall supersede any provisions of Section 1932 and Section 1933(4) of the California Civil Code (which might permit Tenant to terminate the Lease or withhold rent) to the contrary.

11. EMINENT DOMAIN. If all or any part of the premises shall be taken as a result of the exercise of the power of eminent domain or sold by Landlord under threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date of taking or sale, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the premises by notice to the other within 30 days after such date if the portion of the premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the premises for Tenant's purposes. In the event of any taking or such sale, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking or sale of the premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced on a square footage basis.

12.  ASSIGNMENT AND SUBLETTING.

    (a) Tenant shall not assign this Lease or any interest herein or sublet the premises or any part thereof without the prior consent of Landlord, which consent shall not be unreasonably withheld; Tenant shall not hypothecate this Lease or any interest herein or permit the use of the premises by any party other than Tenant without the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, current financial statements of any proposed assignee or sublessee and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved therein.

    (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

           (1) if the proposed assignee or sublessee is a governmental agency;

           (2) if, in Landlord's reasonable judgment, the use of the premises by the proposed assignee or sublessee would entail any alterations which would lessen the value of the leasehold improvements in the premises, or would require increased services by Landlord;

           (3) if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms, or the character, reputation or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building;

           (4) in the case of a subletting of less than the entire premises, if the subletting would result in the division of the premises into more than two subparcels, would create a subparcel of a configuration that is not suitable for normal leasing purposes, or would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the premises; or

           (5) if at the time consent is requested or at any time prior to the granting of consent, Tenant is in default under the Lease or would be in default under the Lease but for the pendency of any grace or cure period under paragraph 13 below.

    (c) If at any time or from time to time during the term of this Lease Tenant desires to sublet all or any part of the premises, Tenant shall give notice to Landlord setting forth the terms of the proposed subletting and the space so proposed to be sublet. Landlord shall have the option, exercisable by notice given to Tenant within 20 days after Tenant's notice is given, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire premises for a sublet term ending within the last year of the term of this Lease, to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free to sublet such space to any third party on the same terms set forth in the notice given to Landlord, subject to obtaining Landlord's prior consent as hereinabove provided.

    (d) As used in this paragraph 12, the term "assign" or "assignment" shall include, without limitation, any sale, transfer, or other disposition of all or any portion of Tenant's estate under this Lease, whether voluntary or involuntary, and whether by operation of law or otherwise including any of the following:

           (1) If Tenant is a corporation: (i) any dissolution, merger, consolidation, or other reorganization of Tenant or (ii) a sale of more than 50% of the value of the assets of Tenant or
                  (iii) if Tenant is a corporation with fewer than 500 shareholders, sale or other transfer of a controlling percentage of the capital stock of Tenant. The phrase "controlling percentage" means the ownership of, and the right to vote, stocks possessing at least 50% of the total combined voting power of all classes of Tenant's stock issues, outstanding and permitted to vote for the election of directors;

           (2) If Tenant is a trust the transfer of more than 50% of the beneficial interest of Tenant, or the dissolution of the trust;

           (3) If Tenant is a partnership or joint venture, the withdrawal, or the transfer of the interest of any general partner or joint venturer or the dissolution of the partnership or joint venture;

           (4) If Tenant is composed of tenants-in-common, the transfer of interest of any co-tenants or the partition or dissolution of the co-tenancy.

    (e) No sublessee (other than Landlord if it exercises its option pursuant to subparagraph(c) above) shall have a right further to sublet, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

    (f) In the case of an assignment, all sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred in connection with such assignment in the event such consideration is received by Tenant in installments, the portion of each installment to be paid to Landlord shall be determined by multiplying the installment by a fraction, the numerator of which is the total amount of the foregoing permitted deductions and the denominator of which is the total consideration receivable by Tenant as a result of such assignment.

    (g) In the case of a subletting, all sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (i) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the premises, (ii) the cost of leasehold improvements made to the sublet portion of the premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and (iii) the cost of any real estate commissions incurred in connection with such subletting, amortized over the term of the sublease.

    (h) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying

           Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

    (i) In the event Tenant shall assign or sublet the premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection therewith.

13.  DEFAULT BY TENANT.

    (a)    The following events shall constitute events of default under this
           Lease:

           (1) a default by Tenant in the payment of any rent or other sum payable hereunder for a period of 10 days after the same is due, provided that if Tenant has failed one or more times in any twelve-month period to pay any rent or other sum within 10 days after the due date, no grace period shall thereafter be applicable hereunder;

           (2) a default by Tenant in the performance of any of the other terms, covenants, agreements, or conditions contained herein and, if the default is curable, the continuation of such default for a period of 10 days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of the nature to require more than 10 days to remedy, provided that if Tenant has defaulted in the performance of the some obligation one or more times in any twelve-month period and notice of such default has been given by Landlord in each instance, no cure period shall thereafter be applicable hereunder:

           (3) the bankruptcy or insolvency of Tenant, any transfer by Tenant in fraud of creditors, assignment by Tenant for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant under any provision of the Federal Bankruptcy Act or under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter; the appointment of a receiver for a substantial part of the assets of Tenant; or the levy upon this Lease or any estate of Tenant hereunder by any attachment or execution; or

           (4)    the abandonment of the premises.

    (b) Upon the occurrence of any event of default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, do any of the following:

           (1) Landlord shall have the right, so long as such default continues, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

           (2) In the event of any such termination of this Lease, Landlord may then or at any time thereafter, re-enter the premises and remove therefrom all persons and property and again repossess and enjoy the premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

           (3) In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation, (i) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided, (ii) all legal expenses and other related costs incurred by Landlord following Tenant's default,
                  (iii) all costs incurred by Landlord in restoring the premises to good order and condition, or in remodeling, renovating or otherwise preparing the premises for reletting, and (iv) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the premises.

           (4) For the purpose of determining the unpaid rent in the event of a termination of this Lease, or the rent due hereunder in the event of a reletting of the premises, the monthly rent reserved in this Lease shall be deemed to be the sum of the rental due under paragraph 3 above and the amounts last payable by Tenant pursuant to paragraph 4 above.

           (5) After terminating this Lease, Landlord may remove any and all personal property located in the premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.

    (c) Even though Tenant has breached this Lease and abandoned the premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the premises, or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease, shall not constitute a termination of Tenant's right to possession.

    (d) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity, by statute or otherwise.

14. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord hereunder within a reasonable time, but in no event later than 30 days after notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landord's obligation is such that more than 30 days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30 day period and thereafter diligently prosecutes the same to completion.

15. SECURITY DEPOSIT. On execution of this Lease Tenant shall deposit with Landlord the sum specified in the Basic Lease Information (the "deposit"). The deposit shall be held by Landlord as security for the performance by Tenant of all of the provisions of this Lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply, or retain all or any portion of the deposit for the payment of any rent or other charge in default, or the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the deposit, then within 10 days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the premises. No trust relationship is created herein between Landlord and Tenant with respect to the deposit.

16. ESTOPPEL CERTIFICATE.

    (a) Tenant shall at any time upon not more than 10 days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement certifying (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (ii) the date to which the rent, security deposit, and other sums payable hereunder have been paid, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed, and (iv) such other matters as may reasonably be requested by Landlord. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building.

    (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant, (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

    (c) If Landlord desires to finance or refinance the Building, Tenant agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

17. SUBORDINATION. This Lease, at Landlord's option, shall subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary. Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; if any ground lease to which this Lease is subordinate is terminated. Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, or to evidence such attornment.

18. ATTORNEYS' FEES. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses so incurred by Landlord, provided that if Tenant shall be the prevailing party in any legal action brought by Landlord against Tenant, Tenant shall be entitled to recover for the fees of its attorneys in such amount as the court may adjudge reasonable.

19. NOTICES. All notices, consents, demands, and other communications from one party to the other given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the

Basic Lease Information or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place and with such other copies as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the premises.

20. GENERAL PROVISIONS.

    (a) This Lease shall be governed by and construed in accordance with the laws of the state of California.

    (b) The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

    (c) This Lease contains all agreements of the parties with respect to any matter mentioned herein and only may be modified in a writing executed by the parties.

    (d) No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

    (e) If Tenant remains in possession of the premises or any part thereof after the expiration of the term with the consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of twice the last month's rental during the term plus all other charges payable hereunder, and upon all of the terms hereof.

    (f) Subject to the provisions of this Lease restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors, and assigns.

    (g) Landlord and Landlord's agents shall have the right to enter the premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements, or additions to the premises or to the Building as Landlord may deem necessary or desirable. Landlord may at any time during the last 120 days of the term place on or about the premises any ordinary "For Lease" sign.

    (h) The voluntary or other surrender of this Lease by Tenant, the mutual cancellation thereof or the termination of this Lease by Landlord as a result of Tenant's default shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

    (i) If Tenant is a corporation, each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors and that this Lease is binding upon the corporation in accordance with its terms.

    (j) The term "Landlord" as used herein means the then owner of the Building and in the event of a sale of the Building the selling owner shall be automatically relieved of all obligations of Landlord hereunder, except for acts or omissions of Landlord theretofore occurring.

    (k) Tenant covenants for itself, its heirs, executors, administrators. and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon it subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the premises herein leased nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, subtenants, or vendees in the premises.

    (l)    The term "day" as used herein means a calendar day.

    (m) The obligations of Landlord under this Lease do not constitute personal obligations of the partners, directors, officers, shareholders, or trustees of Landlord, and Tenant shall look solely to the Building and to no other assets of the Landlord or any of its trustees, partners, officers, directors, employees, or consultants for satisfaction of any liability in respect of this Lease and Tenant will not seek recourse against the individual partners, directors, officers, shareholders, or trustees of Landlord or any of their personal assets for such satisfaction.

    (n) Within 10 days of Landlord's request therefor, Tenant shall execute and deliver such amendments of this Lease as shall have been required by Landlord's lender in connection with the making of a loan to be secured by the premises or the Building, provided such amendment does not increase the obligations of Tenant under this Lease or materially adversely affect Tenant's leasehold interest. Such amendment shall include, without limitation, one requiring Tenant to provide any such lender with notices hereunder or a copy of notices sent to Landlord hereunder, or granting any such lender reasonable opportunities to cure any default by Landlord under this Lease.

21. EXHIBITS. The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

        IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

TENANT                                   LANDLORD
Penederm, Inc.                           WCB SIXTEEN LIMITED PARTNERSHIP,
a California corporation                 a Delaware limited partnership
                                         By:  WCB SIXTEEN, INC.
                                         a Delaware corporation
                                         General Partner
By:  /s/ William T. Gutshall             By:  /s/ Wallace G. Murfit
    ------------------------------           -------------------------------
Its:  Vice President, Operations         Its:  Vice President
By: ___________________________
Its: __________________________

Date of Execution                        Date of Execution
by Tenant:  6/18/97                      by Landlord:  6/19/97